SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             OHIO VALLEY BANC CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2)
    of Schedule 14A.
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    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (3) Filing Party:_________________________________

     (4) Date Filed:__________________________________

                             OHIO VALLEY BANC CORP.

                                  P.O. BOX 240

                             GALLIPOLIS, OHIO 45631


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                Gallipolis, Ohio
                                                                  March 17, 1999

To the Shareholders of
Ohio Valley Banc Corp.

         Notice is hereby given that the Annual Meeting of Shareholders of Ohio Valley Banc Corp. (the "Company") will be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, the 7th day of April, 1999, at 5:00 p.m., Eastern Daylight Time, for the following purposes:

      1. To elect three  Directors of the Company to serve for three-year  terms
         until  the  2002  Annual  Meeting  of  Shareholders   and  until  their
         successors are elected and qualified.

      2. To consider and vote upon a proposal to adopt an amendment to Article FOURTH of the Company's Amended Articles to increase the number of authorized shares of the Company from 5,000,000 to 10,000,000, all of which shall be Common Shares, each without par value.

      3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         Holders of Common Shares of the Company of record at the close of business on March 10, 1999, will be entitled to vote at the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                                James L. Dailey,
                                            Chairman and Chief Executive Officer



                                                               Jeffrey E. Smith,
                                President, Chief Operating Officer and Treasurer

                             OHIO VALLEY BANC CORP.
                                  P.O. Box 240
                             Gallipolis, Ohio 45631

                                                                  March 17, 1999

                                 PROXY STATEMENT

         This Proxy Statement is first being mailed on or about March 17, 1999, to all shareholders of record at the close of business on March 10, 1999, regarding the Annual Meeting of Shareholders of Ohio Valley Banc Corp. (the "Company") to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, April 7, 1999, at 5:00 p.m., Eastern Daylight Time (the "Annual Meeting").

         The accompanying proxy is solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Although the solicitation of proxies will be made primarily by mail, proxies may also be solicited by some of the Company's Directors, officers, and regular employees who may communicate with shareholders personally and by mail, telephone, or telegram to request the return of the proxies.

         The Annual Report of the Company for the fiscal year ended December 31, 1998, including financial statements, is enclosed with this Proxy Statement.

Voting Rights and Proxies
-------------------------

         Only shareholders of record at the close of business on March 10, 1999, are entitled to vote at the Annual Meeting. As of February 10, 1999, the Company had outstanding and entitled to vote at the Annual Meeting 2,825,436 common shares, without par value ("Common Shares"). The number of Common Shares outstanding and entitled to vote at the Annual Meeting identified above is subject to increase, prior to the record date of March 10, 1999. Additional Common Shares, which are currently authorized but not issued, may be issued prior to March 10, 1999, pursuant to the voluntary purchase provisions of the Company's Dividend Reinvestment Plan. These additional Common Shares which may be issued after February 10, 1999, but prior to March 10, 1999, are entitled to the same voting rights as referenced above.

Shareholdings of Management
---------------------------

         The following table indicates the only holder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Shares of the Company.
                                No. of Common Shares and            Percent of
Name and Address                Nature of Beneficial Ownership       Class (1)
----------------                ------------------------------       ---------

Morris E. Haskins
1 Vine Street
Gallipolis, Ohio  45631                  258,178 (2)                   9.16%

(1) The percent of class is based upon 2,825,436 Common Shares outstanding as of February 10, 1999.

(2) Based on information contained in a schedule 13G filing with the Securities and Exchange Commission, dated February 11, 1999, Morris E. Haskins beneficially owns 258,178 Common Shares. That filing shows Mr. Haskins has sole voting power over 258,178 Common Shares.

         The following table indicates, as of February 10, 1999, the number and percentage of outstanding Common Shares of the Company beneficially owned by each Director of the Company, by each nominee for election to the Board of Directors, and by all Directors and Executive Officers of the Company as a group.

                                No. of Common Shares and            Percent of
Name and Address                Nature of Beneficial Ownership*        Class
-----------------               ------------------------------        -------
James L. Dailey**                         23,136                       .82%
445 Third Avenue
Gallipolis, Ohio 45631

Jeffrey E. Smith**                        10,596                       .38%
20 Cedar Street
Gallipolis, Ohio 45631

Keith R. Brandeberry, M.D.                56,451                      2.00%
401 First Avenue
Gallipolis, Ohio 45631

W. Lowell Call                            11,087                       .39%
399 Maple Drive
Gallipolis, Ohio 45631

Robert H. Eastman                         32,030                      1.13%
4551 State Route 588
Gallipolis, Ohio 45631

Merrill L. Evans                          39,842                      1.41%
2362 East Bethel Church Road
Gallipolis, Ohio 45631

Warren F. Sheets                         112,705                      3.99%
120 First Avenue
Gallipolis, Ohio 45631

Thomas E. Wiseman                          7,291                       .26%
619 Fourth Avenue
Gallipolis, Ohio 45631

Phil A. Bowman                            20,184                       .71%
20 Robin Hill
Jackson, OH  45640

All Directors and Executive              343,313                     12.15%
Officers as a Group
(11 persons)
                                        3

* Included are Common Shares owned by each Director, each nominee, Executive Officer or group and, in certain instances, by his spouse and minor children, and Common Shares over which each Director, nominee or Executive Officer has full voting control and power of disposition. Also included in the Common Shares listed for Messrs. Dailey and Smith are Common Shares allocated to each individual in the Company's Employee Stock Ownership Plan.

**       Executive Officer of the Company and/or Bank.



PROXY ITEM 1:  ELECTION OF DIRECTORS
-------------  ---------------------
         The Company's Board of Directors consists of nine (9) members divided into three (3) classes. The terms of office of three (3) Directors of one (1) class expire at the Annual Meeting. Directors elected at the Annual Meeting shall serve a three (3) year term until the 2002 annual meeting of shareholders and until their respective successors are elected and qualified. The enclosed proxy, if properly executed and returned without voting instructions, will be voted for the three (3) nominees listed below. The Board of Directors of the Bank has followed a policy that a Director of the Bank shall retire at the Annual Meeting of Shareholders following the calendar year in which the Director attains the age of 70. The policy does not apply to any member of the Board of the Bank who was a member of the Board on December 2, 1980, the date of the adoption of this policy, except for Merrill Evans, who has specifically requested that this policy apply to his tenure on the Board of the Bank. In observance of this policy, a Director of the Company will not stand for re-election as a Director of the Company following the completion of the term during which he attains the age of 70.

         Article Two of the Company's Code of Regulations prescribes the method for a shareholder to nominate a candidate for election to the Board of Directors. Nominations, other than those made by or on behalf of the existing Board of Directors of the Company, must be made in writing and must be delivered or mailed to the President of the Company not less than 14 days, nor more than 50 days, prior to any meeting of shareholders called for the election of Directors. Such notification must contain the following information:

         a.  name and address of each proposed nominee;
         b.  principal occupation of each proposed nominee;
         c. total number of shares of capital stock of the Company that will be voted for each proposed nominee;
         d.  name and  residence  address of the  notifying  shareholder;  and
         e. number of shares of capital stock of the Company owned by the notifying shareholder.

As of the date of this Proxy Statement, no persons have been so nominated for election at this Annual Meeting.

         The table below sets forth certain information as to each nominee for election as Director and each Director who will continue to serve after the Annual Meeting.

         If for any reason, any nominee named below should not be a candidate for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee in the discretion of those persons designated by the Board to serve as proxies. The Company's Management has no reason to believe that any nominee will be unavailable. The nominees receiving the greatest number of votes will be elected. Common Shares as to which the authority to vote is withheld will not be counted toward the election of Directors or toward the election of the individual nominees specified on the form of proxy.


                                                                        Director
                                                              Director    of the
                                                               of the    Company
Name                          Age    Principal Occupation*   Bank Since   Since
----                          ---    ---------------------   ----------   ------

                NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2002

James L. Dailey               64     Chairman and Chief         1970       1992
                                     Executive Officer
                                     of the Company and the
                                     Bank

W. Lowell Call**/***          62     Vice President, Sausage    1986       1992
                                     Production, Bob Evans
                                     Farms, Inc.

Phil A. Bowman**              53     Mining Consultant and      1997       1999
                                     Developer



                      DIRECTORS WITH TERMS EXPIRING IN 2000

Keith R. Brandeberry, M.D.**  77     Physician                  1968       1992

Merrill L. Evans              66     Developer, Farmer and      1979       1992
                                     President, Evans
                                     Enterprises, Inc.

Thomas E. Wiseman***          40     President, The             1992       1992
                                     Wiseman Agency, Inc.

                      DIRECTORS WITH TERMS EXPIRING IN 2001

Jeffrey E. Smith              49     President and              1986       1992
                                     Chief Operating Officer of
                                     the Company and the
                                     Bank, Treasurer
                                     of the Company

Robert H. Eastman***          58     President of Ohio          1986       1992
                                     Valley Supermarkets,
                                     Inc.

Warren F. Sheets              74     Attorney, Warren F.        1974       1992
                                     Sheets Co., LPA





* Each of the Directors has held the respective position with the Company or the other companies listed for a period of at least five years.

** Member of the Examination and Audit Committee of the Bank. The Committee is charged by Ohio law with responsibility for the Bank's audit. The Committee met twelve (12) times during 1998. The Bank's annual audit is reviewed by the entire Board of Directors. Neither the Board of the Company nor the Bank has a standing Nominating Committee, or a committee performing similar functions.

*** Member of the Compensation Committee of the Company. The Compensation Committee establishes the compensation of Executive Officers of the Bank. This Committee met eight (8) times during 1998.

         During the past year,  the Board of  Directors of the Company met eight
(8) times, and the Board of the Bank met fifteen (15) times. Each of the Directors attended more than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees of the Boards on which he served during the year except for Warren F. Sheets who was unable to do so due to the illness of his wife.

Remuneration of Executive Officers
----------------------------------

         The following table shows, for the three fiscal years ended December 31, 1998, compensation paid by the Company for services in all capacities to the following Executive Officers of the Company who earned salary and bonus in excess of $100,000.


                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
================================================================================
Name and Principal         Year   Salary(1)  Bonus(2)     All Other Compensation
Position                          ($)        ($)          ($)
================================================================================

James L. Dailey            1998   $95,638    $104,592     $11,627 (3)
Chairman and               1997    91,249     100,367      14,620
Chief Executive            1996    86,319      91,342      13,845
Officer of the
Company and
the Bank

Jeffrey E. Smith           1998   $83,054    $96,992      $10,988 (4)
President                  1997    73,345     92,612       14,044
and Chief                  1996    63,145     84,243       13,079
Operating
Officer of the
Company and the
Bank, and Treasurer
of the Company

Charles C. Lanham         1998    $43,896    $67,760      $ 6,774 (5)
Senior Vice President     1997     10,800     14,320        ______
of the Company and
Executive Vice
President of the Bank

(1) "Salary" includes Director's fees received by Messrs. Dailey and Smith during each of 1998, 1997 and 1996 fiscal years in the amounts of $2,400, $2,400 and $2,400, respectively. Director's fees received by Mr. Lanham during 1998 and 1997 were $2,400 and $600.00, respectively. Mr. Lanham joined the Company on October 1, 1997.

(2) "Bonus" includes Director's Bonus received by Messrs. Dailey and Smith during each of 1998, 1997 and 1996 fiscal years in the amounts of $15,933, $15,320 and $13,927, respectively. Messrs. Dailey and Smith have chosen to defer a portion of their bonus under the Company's deferred compensation plan for Directors and Executive Officers implemented in 1996. Director's Bonus received by Mr. Lanham during 1998 and 1997 was $15,933 and $5,107, respectively.

(3) Includes $2,157 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Banc Corp. Profit Sharing Plan; $1,608 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Banc Corp. Profit Sharing Plan; $6,986 allocated to Mr. Dailey pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Banc Corp. Employee Stock Ownership Plan; and $876 premium paid by the Company for a life insurance policy on the life of Mr. Dailey, pursuant to the terms of the Company's group life insurance contracts. The proceeds are payable in the amount of two times the aggregate of: the employee's base salary for the current calendar year in which the employee's death occurs, including any base salary which is deferred under a qualified or non-qualified deferral plan plus bonuses and any Director's fees paid in the previous calendar year, also including any bonus and Director's fee which is deferred under a qualified or non-qualified deferral plan.

(4) Includes $2,157 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Banc Corp. Profit Sharing Plan; $1,608 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Banc Corp. Profit Sharing Plan; $6,986 allocated to Mr. Smith pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Employee Stock Ownership Plan; and $237 of premium paid by the Company for a life insurance policy on the life of Mr. Smith, pursuant to the terms of the Company's group life insurance contracts. The proceeds are payable in the amount of two times the aggregate of: the employee's base salary for the current calendar year in which the employee's death occurs, including any base salary which is deferred under a qualified or non-qualified deferral plan plus bonuses and any Director's fees paid in the previous calendar year, also including any bonus and Director's fee which is deferred under a qualified or non-qualified deferral plan.

(5) Includes $1,514 allocated to Mr. Lanham pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Banc Corp. Profit Sharing Plan; $5 allocated to Mr. Lanham pursuant to Company contributions and reallocated forfeitures under the 401-K plan which is provided for under the Ohio Valley Banc Corp. Profit Sharing Plan; $4,904 allocated to Mr. Lanham pursuant to Company contributions and reallocated forfeitures under the Ohio Valley Bank Employee Stock Ownership Plan; and $351 of premium paid by the Company for a life insurance policy on the life of Mr. Lanham, pursuant to the terms of the Company's group life insurance contracts. The proceeds are payable in the amount of two times the aggregate of: the employee's base salary for the current calendar year in which the employee's death occurs, including any base salary which is deferred under a qualified or non-qualified deferral plan plus bonuses and any Director's fees paid in the previous calendar year, also including any bonus and Director's fee which is deferred under a qualified or non-qualified deferral plan.

Compensation of Directors
-------------------------

         No member of the Board of Directors of the Company received remuneration in 1998 for his services as such. All of the Directors of the Company serve as Directors of the Bank. In 1998 and 1997, each individual who was not a salaried officer of the Bank received $300 per month for his service as a member of the Board of Directors of the Bank. Directors Dailey, Smith and Lanham (who is a Director of the Bank but not of the Company) received $200 per month for their services. The Bank Board met fifteen (15) times in 1998. All Directors received $300 as a monthly fee in fiscal year 1996 except Mr. Dailey and Mr. Smith who both received $200 as a monthly fee. In addition, it is the practice of the Bank to pay a bonus to its Directors based upon the performance of the Bank. For 1998, each Director of the Bank received a bonus of $15,933. For 1997, each Director of the Bank received a bonus of $15,320. This bonus figure was pro-rated for time served for new Directors Phil A. Bowman, Art E. Hartley, Sr., Charles C. Lanham and Lannes C. Williamson (who were Directors of the Bank but not of the Company) and specifically includes amounts participating Directors may have chosen to defer under the Company's deferred compensation plan for Directors and Executive Officers implemented in 1996. The bonus paid to each Director in fiscal year 1996 was $13,927. Mr. Evans, Dr. Brandeberry, Mr. Haskins, and Mr. Wiseman each received an additional $39,229 in 1998, $38,597 in 1997 and $36,618 in 1996 for their service as members of the Executive Committee of the Board of Directors of the Bank, which met fifty-two (52) times in 1998, forty-nine (49) times in 1997 and fifty (50) times in 1996. Executive Committee members who are employees of the Bank receive no compensation for serving on the Executive Committee. The Company maintains a life insurance policy with a death benefit of two times annual Director fees reduced by 35% at age 65 and reduced by 50% at age 70.

         In December 1996, life insurance contracts were purchased by the Company. The Company is the owner of the contracts. One of the purposes of these contracts was to replace a current group life insurance program for Executive Officers and implement a deferred compensation plan for Directors and Executive Officers in 1996. Participants in the deferred compensation plan are eligible to receive distribution of their contributions, plus accrued interest earned at no greater than market rate on reinvestment of the contributions, upon reaching age 70, provided that, if a participant dies before reaching age 70 and the participant qualifies, distribution will be made to the participant's designated beneficiary in an amount equal to what the Director would have accumulated if the participant had reached age 70 and had continued to make contributions to the plan. The cost of providing the benefits to the participants will be offset by the earnings on the life insurance contracts.

Report of the Compensation Committee of the Board of Directors
--------------------------------------------------------------
on Executive Compensation
-------------------------

This Report and the graph set forth on page 13 shall not be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings.

         DECISION-MAKING PROCESS. The Executive Officers of the Company receive no compensation from the Company. Instead, they are paid by the Bank for services rendered in their capacity as Executive Officers of the Company and the Bank. On April 8, 1998, the Board of Directors of the Company re-elected the following non-employee Directors to the Compensation Committee:

                           Thomas E. Wiseman, Chairman
                           W. Lowell Call
                           Robert H.  Eastman

         In 1993, the Bank engaged Crowe, Chizek and Company LLP, the Company's and the Bank's independent auditors, to construct a comprehensive wage and salary administration plan for the Bank to be used for all its employees.

         The Compensation Committee conducted the same written comprehensive performance appraisal on James L. Dailey, Jeffrey E. Smith and Charles C. Lanham that was conducted on all other employees of the Bank, evaluating their ability to achieve or exceed the expected requirements of their respective jobs based on their specific job content questionnaires. From this appraisal, a performance rating on each individual was developed. The Compensation Committee met with Messrs. Dailey, Smith and Lanham eight (8) times during 1998 to review their performance and the goals established for each.

         In 1993 and again in 1996, a marketplace range was developed by Crowe, Chizek and Company LLP for all jobs at the Bank including those of Messrs. Dailey, Smith and Lanham. These ranges were revised in 1998 using the Crowe Chizek Bank Compensation Survey and the 1998 Ohio Bankers Association Compensation Survey. The performance rating of Mr. Dailey and Mr. Smith and their position in the marketplace range were used to determine their respective bonuses for 1998, 1997 and 1996 and their 1999, 1998 and 1997 salaries. The performance rating of Mr. Lanham and his position in the marketplace range was used to determine his bonus for 1998 and 1997 and his 1999 and 1998 salaries. (Mr. Lanham joined the Bank in October 1997). Messrs. Dailey, Smith and Lanham received salary increases in 1998, as indicated in the Summary Compensation Table on page 7 of this Proxy Statement.

         PHILOSOPHY AND CEO COMPENSATION. The compensation philosophy of the Company and the Bank is that compensation of its Executive Officers and others should be directly and materially linked to corporate operating performance. To achieve this correlation, executive compensation is heavily weighted toward bonuses paid on the basis of corporate performance. It is a historical fact, therefore, that in years when the Bank has performed well, its officers have received greater compensation and in less profitable years, the officers' pay has been negatively impacted to a substantial degree. The cash compensation program for Executive Officers consists of two elements, a base salary component and a bonus component. The bonus component consists of two bonus pools: one for all Directors and one for all officers and employees. An Executive Officer, if a Director, may be eligible to participate in the Directors' pool as well as the officers' pool.

         The objectives of the bonus component are to (i) motivate Executive Officers and all others and to reward such persons for the accomplishment of annual objectives of the Company and the Bank, (ii) reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long-range business results and (iii) provide a fully competitive compensation package which will attract, reward, and retain individuals of the highest quality.

         The decision-making process and compensation philosophy of the Company and the Bank were considered by the Compensation Committee when determining 1998 compensation for James L. Dailey, Chairman and Chief Executive Officer, Jeffrey
E. Smith, President, Chief Operating Officer, of the Company and the Bank and Charles C. Lanham, Senior Vice President of the Company and Executive Vice President of the Bank. The Compensation Committee believes that the compensation earned by Messrs. Dailey, Smith and Lanham in 1998 was fair and reasonable when compared with executive compensation levels in the banking industry as reported in the marketplace range developed. Mr. Dailey and Mr. Smith ranked in the middle one-third of the total compensation marketplace range for their respective grades, and Mr. Lanham ranked in the lower one-third.

Submitted by:
Compensation Committee Members

Thomas E. Wiseman, Chairman
W. Lowell Call
Robert H. Eastman


Other Transactions with Management
----------------------------------

         The Company through its subsidiary, the Bank, has had and expects to have in the future banking transactions in the ordinary course of the Bank's business with some of the Directors, officers and principal stockholders of the Company and entities with which they are associated. All loans and commitments to loan included in such transactions were made on substantially the same terms, including interest rates and collateral on loans and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Management of the Company, each such loan and commitment to loan did not involve more than a normal risk of uncollectibility or present other unfavorable features. The aggregate amount of loans to officers and Directors of the Company, entities in which such officers and Directors have an interest, and affiliates and other associates of officers and Directors was $15,564.500 at December 31, 1998. As of the date hereof, all of such loans were performing loans.


PROXY ITEM 2:   APPROVAL OF AMENDMENT TO THE AMENDED ARTICLES OF
                INCORPORATION  TO  INCREASE  THE NUMBER OF SHARES OF
                AUTHORIZED COMMON STOCK

         On January 19, 1999, the Company's Board of Directors unanimously adopted a resolution proposing that Article FOURTH of the Amended Articles of the Company be amended to increase the number of shares of Common Stock that the Company has the authority to issue from 5,000,000 to 10,000,000. The Board of Directors recommends that the shareholders of the Company approve this proposed amendment to the Amended Articles.

         Pursuant to Article FOURTH of the Amended Articles, the Company's authorized capital currently consists of 5,000,000 Common Shares. As of February 10, 1999, the Company had 2,825,436 Common Shares outstanding. In addition, as of the same date approximately 711,204 Common Shares were reserved for issuance under the Company's Dividend Reinvestment Plan. Accordingly, as of February 10, 1999, an aggregate of 3,536,640 Common Shares were outstanding or reserved for issuance, and there remained an aggregate of 1,463,360 Common Shares available for issuance.

         The Board of Directors believes that it is in the best interests of the Company and its shareholders to increase the number of authorized Common Shares. The additional Common Shares would be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by applicable laws or regulations or by the rules of The NASDAQ Stock Market, Inc. or any other stock exchange on which the Company's Common Shares are traded at the time of issuance. This flexibility will enhance the Company's ability to issue shares to meet a variety of business needs as they may arise, including stock dividends, stock splits, dividend reinvestment, acquisitions, employee benefit programs, or other corporate purposes. Although the Board may periodically consider transactions as those listed above, it currently has no agreements, commitments or definitive plans to issue additional Common Shares, other than shares currently reserved for issuance.

         Because the holders of Common Shares do not have preemptive rights, the issuance of Common Shares otherwise than on a pro-rata basis to all current stockholders could reduce the current holders' proportionate interests. The newly authorized shares, once issued, will have the same terms and grant holders the same rights as shares presently outstanding. While the issuance of shares in certain instances may have the effect of making a takeover of, or other acquisition transaction involving, the Company more difficult or costly, the Board does not intend or view the increase in authorized Common Shares as an anti-takeover measure, nor is the Company aware of any proposed or pending transaction of this type.

         If the proposed amendment to the Certificate of Incorporation is approved, the first paragraph of Article FOURTH of the Amended Articles will be amended in its entirety to read as follows:

         "FOURTH: The authorized number of shares of the corporation shall be ten million (10,000,000), all of which shall be Common Shares, without par value."

         THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES. As soon as practicable after such affirmative vote has been taken and certified, the amendment to the Amended Articles will be filed with the Secretary of State of Ohio.

         The Board of Directors unanimously recommends a vote FOR approval of the proposed amendment to the Amended Articles. Proxies will be voted FOR approval of the proposed amendment to the Amended Articles unless otherwise specified in the proxy.

Performance Graph
-----------------

         The following graph sets forth a comparison of five year cumulative total return among the Company's Common Shares (indicated "OVB" on the Performance Graph), the S & P 500 Index and the Keefe, Bruyette & Woods, Inc. KBW 50 Index-Midwest (the "KBW-Midwest Index") (indicated "Midwest" on the Performance Graph) for the fiscal years indicated. Information reflected on the graph assumes an investment of $100 on December 31, 1993 in each of the Common Shares, the S & P 500 Index and the KBW-Midwest Index. Cumulative total return assumes reinvestment of dividends. The KBW-Midwest Index represents stock price performance of thirteen (13) of the nation's large banks or bank holding companies located in the midwest region of the United States, as selected by Keefe, Bruyette & Woods, Inc. The Company is not among the thirteen (13) companies included in the KBW-Midwest Index. The Company has not identified at this time any published index of stock performance which includes the Company or bank holding companies comparable to it.



                             INDEX OF TOTAL RETURNS
                             S&P 500, MIDWEST, OVB
                                   1993-1998

               Q4 93     Q4 94     Q4 95     Q4 96     Q4 97     Q4 98
               -----     -----     -----     -----     -----     -----

S&P 500        $100      $101      $139      $171      $229      $294

MIDWEST        $100      $91       $138      $188      $281      $307

OVB            $100      $113      $139      $175      $247      $426

Information Concerning Independent Certified Public Accountant
--------------------------------------------------------------

         Crowe, Chizek and Company LLP, which has served as independent auditors for the Company since 1992, has been selected by management to serve in that capacity for the 1999 fiscal year. Representatives of Crowe, Chizek and Company LLP are expected to be in attendance at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In connection with its annual audit services, Crowe, Chizek and Company LLP examined the Company's annual financial statements, performed the annual Directors' examination and reviewed annual report filings with the Federal Deposit Insurance Corporation.

         In addition to its annual audit function, Crowe, Chizek and Company LLP provided other professional services consisting principally of the preparation and review of the corporate federal income tax return for the Company. The Board of Directors has approved each professional service provided by Crowe, Chizek and Company LLP during the last year. As a part of this approval process, the Board of Directors considers whether the performance of each professional service would impair the independence of Crowe, Chizek and Company LLP as auditors for the Company.

Annual Report - Form 10-K
-------------------------

         The Company will provide without charge to any shareholder of record on March 10, 1999, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including Financial Statements and
Schedules thereto, required to be filed under the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended December 31, 1998. Such written request should be directed to Wendell B. Thomas, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number 1-740-446-2631.

Proxy Statement Proposals
-------------------------

         Each year, the Board of Directors submits its nominations for election of Directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the 2000 Annual Meeting, presently scheduled for April 12, 2000, must be received by the Company on or before November 17, 1999. If a shareholder intends to present a proposal at the 2000 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to February 27, 2000, or the Company's management proxies for the 2000 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy materials.

Reports to be Presented at the Meeting
--------------------------------------

         There will be presented at the meeting the Company's Annual Report for the year ended December 31, 1998, containing financial statements for such year and the signed opinion of Crowe, Chizek and Company LLP, independent certified public accountant, with respect to such financial statements. The Annual Report is not to be regarded as proxy soliciting material, and Management does not intend to ask, suggest or solicit any action from the shareholders with respect to such Report.

Other Matters
-------------

         The only business which Management intends to present at the Annual Meeting consists of the matters set forth in this Proxy Statement. Management knows of no other matters to be brought before the Annual Meeting by any other person or group.

         If any other matters should properly come before the Annual Meeting, the proxy holders will vote thereon in their discretion.

         All duly executed proxies received will be voted.

         You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person or to change or withdraw your vote, you may revoke your proxy either by written notice to the Company, to the attention of James L. Dailey, Chairman, or in person at the Annual Meeting (without affecting any vote previously taken).


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                                James L. Dailey,
                                            Chairman and Chief Executive Officer



                                                               Jeffrey E. Smith,
                                President, Chief Operating Officer and Treasurer

PROXY
                             OHIO VALLEY BANC CORP.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
      The undersigned hereby appoints James L. Dailey, Jeffrey E. Smith, and Wendell B. Thomas, and each of them with full power of substitution to each, the true and lawful attorneys and proxies of the undersigned to vote all of the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Ohio Valley Banc Corp., to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, April 7, 1999 at 5:00 p.m., Eastern Daylight Time, and at any adjournment(s) thereof, for the following purposes:

     1. ELECTION OF DIRECTORS:
     [ ] FOR all nominees listed below.   [ ] WITHHOLD AUTHORITY to vote for all
        (except as marked to the contrary)    nominees listed below.

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

    James L. Dailey           W. Lowell Call           Phil A. Bowman

     2. For [ ] Against [ ] Abstain [ ] the adoption of the proposed resolution to amend Article FOURTH of the Company's Amended Articles to increase the number of authorized shares of the Company from 5,000,000 to 10,000,000, all of which shall be Common Shares, each without par value.

     3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof; with all powers the undersigned would possess if personally present, giving unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof.

      A majority of said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting (or if only one should be present and act, then that one) shall have and exercise all the powers of said attorneys and proxies hereunder.

      UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NAMED AS NOMINEES IN THE ACCOMPANYING PROXY STATEMENT, "FOR" THE ADOPTION OF THE PROPOSED RESOLUTION TO AMEND ARTICLE FOURTH OF THE COMPANY'S AMENDED ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY FROM 5,000,000 TO 10,000,000, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS BROUGHT BEFORE THE MEETING.

          (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)




      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated March 17, 1999, and the Proxy Statement furnished therewith. Any proxy heretofore given to vote the Common Shares covered herein is hereby revoked.


                           NOTE: Please fill in, sign,  and return this proxy in
                                 the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title as such. If signer is a corporation, please sign the full corporate name by authorized officer. Joint Owners should sign individually.


                           Date_________________________________________________


                           _____________________________________________________


                           _____________________________________________________


                 Shareholder  sign name here  exactly as it is stenciled hereon.